ARTICLES OF INCORPORATION
                                       OF

                            NORTH WEST CONVERTERS INC

     KNOW   ALL   PERSONS   BY   THESE   PRESENTS:    That   the    undersigned,
________________________________________________________________________________
_________________________________, for the purpose of forming a corporation under the laws of the State of Washington, and in pursuance thereof do ____ hereby sign and acknowledge the following Articles of Incorporation, in duplicate originals, and state ______ as follows:

                                   ARTICLE I.

     The name of this corporation is and shall be

                           NORTH WEST CONVERTER'S INC

                                  ARTICLE II.

     The corporation is to have perpetual existence.

                                  ARTICLE III.

     The general nature of the business of the corporation and the objects and purposes proposed to be transacted, promoted and carried on by it, are as follows:

     1.   COLLECTION OF USED
          COLLECTION OF USED CATALYTIC CONVERTERS

     2. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Washington. It is expressly provided that this corporation shall also have the following powers:

     (a) To purchase or otherwise acquire, so far as permitted by law, the whole or any part of the undertaking and business of any person, firm or corporation and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.

     (b) To purchase or otherwise acquire, and to hold, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property and any personal or mixed property, and any franchises, rights, business or privileges necessary, convenient and appropriate for any of the purposes herein expressed.

     (c) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stocks, bonds, or any obligations or securities of this or any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.

     (d) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, except as may be prohibited by statute, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description.

     (e) To conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights in the State of Washington, and in the various states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries or country.

     (f) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and to do every act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; Provided, the same be not inconsistent with the laws under which this corporation is organized.

     (g) To have such powers as are conferred upon corporations under the laws of this state.

                                  ARTICLE IV.

     The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows:

     10,000,000 Shares of Common Stock Authorized (To be Issued 50,000 at .10 cents $5,000)

                                   ARTICLE V

     The authority to make By-Laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the shareholders to change or repeal such By-Laws. The Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, terms of offices or compensation without first securing the approval of the shareholders.

                                   ARTICLE VI

     The shareholders reserve the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the corporation herein are granted subject to this reservation.

                                  ARTICLE VII

     The address of the initial registered offices is

          2188 ANKAR PARK DRIVE #107 BELLINGHAM WASH, 98226

     and the name of the initial registered agent at such address is

          ROBERT A. STRAHL

                                  ARTICLE VII

     The management of this corporation shall be vested in a Board of Directors; the number of initial directors shall be TWO; and the subsequent number, qualifications, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the By-Laws of the corporation. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify, are as follows:

               Name                                         Address

     ROBERT A. STRAHL                                 2188 ANKAR PARK DRIVE
                                                      #107 BELLINGHAM WASHINGTON
                                                      ZIP  98266




     RICHARD K. BRUNETTE                              8411 [ILLEGIBLE] DRIVE
                                                      RICHMOND B.C. CANADA
                                                      U7C-1L3

                                   ARTICLE IX

     The name and address of each incorporator is as follows:

   Name                                                    Address

ROBERT A STRAHL                                       2188 ANKAR PARK DRIVE
                                                      #107 BELLINGHAM
                                                      WASHINGTON  98266

RICHARD A BRUNETTE                                    8411 [ILLEGIBLE] DRIVE
                                                      RICHMOND B.C. CANADA
                                                      U7C-1L3


     IN WITNESS  WHEREOF the  incorporator  _____ ha ______  hereunto  set their
(his) hand ______ in duplicate originals this 2 day of January, 1987, under penalty of perjury.



                                                      Robert A. Strahl
                                                      Richard K. Brunette


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